Exhibit 1.1

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000*

GENERAL MOTORS FINANCIAL TERM NOTES

DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

SELLING AGENT AGREEMENT

JUNE 21, 2017

Incapital LLC

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Wells Fargo Clearing Services, LLC

c/o Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, Illinois 60606

Dear Ladies and Gentlemen:

General Motors Financial Company, Inc., a Texas corporation (the “Company”), proposes to issue and sell up to $6,000,000,000* aggregate principal amount of its General Motors Financial Term Notes Due from Nine Months to Thirty Years from Date of Issue (the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of June 21, 2017 (the “Indenture”), as supplemented from time to time, between the Company, AmeriCredit Financial Services, Inc., a Delaware corporation, as guarantor (the “Guarantor”), and U.S. Bank National Association, as Trustee (the “Trustee”). The Notes will be fully and unconditionally guaranteed (the “Guarantee”) as to payment of principal, interest and premium, on an unsecured senior basis, by the Guarantor. The terms of the Notes are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Selling Agent Agreement (the “Agreement”), the Company hereby (a) appoints you as agent of the Company (the “Agent(s)”) for the purpose of soliciting purchases from the Company of the Notes and you hereby agree to use your reasonable efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, but the Company reserves the right to sell Notes directly on its own behalf and, after consultation with Incapital LLC (the “Purchasing Agent”), the Company reserves the right to enter into agreements substantially identical hereto with other agents and (b) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Notes as principal for resale to others.

*	$6,000,000,000 represents an indicative amount. The Company has registered an indeterminate amount of securities pursuant to a shelf registration statement on Form S-3 (File No. 333-[●]) and issuances pursuant to such shelf registration statement may, in the aggregate, exceed $6,000,000,000.

I.

The Company has filed with the Securities and Exchange Commission (the “Commission”) registration statement on Form S-3 (No. 333-[●]) relating to the Notes under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act. Such registration statement became effective upon filing with the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The term “Registration Statement” as used with respect to a particular series or tranche of Notes, means the registration statement (and any post-effective amendments thereto, if applicable), as deemed revised at the time of such registration statement’s effectiveness for such offering of a series or tranche of Notes (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) on or before the Effective Time with respect to any offering of a series or tranche of Notes and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430A, 430B or 430C under the Securities Act, to be part of the Registration Statement at the Effective Time. Prior to the determination of the final terms of a particular series or tranche of Notes, the term “Prospectus” means the prospectus included in the Registration Statement, and after such determination, the term “Prospectus” means such document plus a supplement (the “Pricing Supplement”) prepared for the sale of the particular series or tranche of Notes and including a description of the final terms of such series or tranche of Notes and the terms of the offering thereof. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. References to “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Prospectus or any Pricing Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Time of the Registration Statement or the date of such Prospectus or any Pricing Supplement, as the case may be, that are deemed to be incorporated by reference therein. The term “Permitted Free Writing Prospectus” as used herein means the documents attached as Schedule I to the applicable Terms Agreement for a series or tranche of Notes. The “Pricing Effective Time” as used herein shall occur upon the earlier of when either (i) a Permitted Free Writing Prospectus with the final terms of the offering and the Prospectus, or (ii) the Pricing Supplement, prepared by the Company, and the Prospectus, shall be made available to the Agents for electronic delivery to purchasers (the documentation in (i) or (ii), as applicable, in the aggregate, the “Pricing Disclosure Material”).

II.

Your obligations hereunder are subject, in the discretion of the Purchasing Agent, to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder and, if called for by the applicable Terms Agreement, on each applicable Settlement Date:

(a)	(i) The representations and warranties in this Agreement shall be true and correct in all material respects, disregarding any qualifications contained herein regarding materiality, as if made on

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and as of such date; (ii) the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed and satisfied at or prior to such date; (iii) no restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the offering of the Notes or with respect to any of the transactions in connection with, or contemplated by, the offering of the Notes, the Pricing Disclosure Material, any other written communications furnished by or with the written consent of the Company to potential investors in the Notes (each a “Company Supplemental Communication”) (in each case, as amended or supplemented, if amended or supplemented), or this Agreement before any agency, court or other governmental body of any jurisdiction; (iv) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before, or, to the knowledge of the Company, threatened by, the Commission; (v) subsequent to the date as of which information is given in the Registration Statement and the Prospectus (as amended or supplemented as of the relevant Pricing Effective Time, if any), there has not been any change in such information that would have a Material Adverse Effect and (vi) you shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each applicable Settlement Date (each as defined in Section VI below) a certificate dated such date and signed by the Chief Financial Officer or Treasurer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened. As used herein, “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined in Section VI below), taken as a whole.

(b)	You shall have received an opinion of counsel to the Company dated as of the Commencement Date or if called for by the applicable Terms Agreement, dated as of the applicable Settlement Date to the effect set forth in Exhibit A.

(c)	You shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each applicable Pricing Effective Time and each Settlement Date, a letter dated as of such date from Deloitte & Touche LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

(d)	You shall have received an opinion of Davis Polk & Wardwell LLP, counsel for the Agents, dated as of the Commencement Date or if called for by the applicable Terms Agreement, dated as of the applicable Settlement Date, to the effect set forth in Exhibit B.

(e)	You shall have received an opinion of Frank E. Brown III, Esq., Senior Vice President, Corporate Counsel and Secretary of the Company, dated such Commencement Date or if called for by the applicable Terms Agreement, dated as of the applicable Settlement Date, to the effect set forth in Exhibit C.

(f)	You shall have received an opinion of Katten Muchin Rosenman LLP, special securitization counsel for the Company and the Subsidiaries, dated as of the Commencement Date to the effect set forth in Exhibit D.

(g)	You shall have received an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company and the Subsidiaries, dated as of the Commencement Date to the effect set forth in Exhibit E.

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(h)	You shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each applicable Settlement Date, a certificate of the Secretary or an Assistant Secretary of the Company, in form and substance reasonably satisfactory to you.

(i)	Subsequent to the Pricing Effective Time, no downgrading shall have occurred in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(j)	The Agents shall have received on and as of a recent date relative to the Commencement Date satisfactory evidence of the good standing of the Company and the Guarantor in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)	Subsequent to the Pricing Effective Time, the Pricing Supplement shall have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(l)	The Company and the Guarantor will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as the Agents reasonably request. The Purchasing Agent may in its sole discretion waive on behalf of the Agents satisfaction of or compliance with any conditions to the obligations of the Agents hereunder.

(m)	No action shall have been taken and no statute, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each applicable Settlement Date, prevent the issuance or sale of the Notes or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of each applicable Settlement Date, prevent the issuance or sale of the Notes or the issuance of the Guarantee.

For the avoidance of doubt, each of the Purchasing Agent and each Agent shall be an addressee of, and entitled to rely upon, the documents referred to in this Section II, provided that at each applicable Settlement Date (or Pricing Effective Time, in the case of (c), if applicable) the addressees and such reliance shall in each case be limited to those Agents purchasing notes as principal in connection with the applicable Terms Agreement.

The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement (as defined in Section V below) are subject to the conditions that (i) the representations and warranties in this Agreement shall be true and correct in all material respects, disregarding any qualifications contained herein regarding materiality, as if made on and as of such date; (ii) the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed and satisfied at or prior to such date; (iii) no restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the offering of the Notes or with respect to any of the transactions in connection with, or contemplated by, the offering of the Notes, the Pricing Disclosure Material, any Company Supplemental Communication (in each case, as amended or supplemented, if amended or supplemented), or this Agreement before any agency, court or other governmental body of any jurisdiction; (iv) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before, or, to the knowledge of the Company, threatened by, the Commission; (v) subsequent

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to the date as of which information is given in the Registration Statement and the Prospectus (as amended or supplemented as of the relevant Pricing Effective Time, if any), there has not been any change in such information that would have a Material Adverse Effect, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section VI). Further, only if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent’s obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clause (a)(vi), as it relates to the executive officer’s certificate, and clauses (b), (c), (d), (e) and (f) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date (or Pricing Effective Time, in the case of (c), if applicable). The Purchasing Agent’s obligations hereunder and under such agreement shall be subject to the additional conditions set forth in clauses (h), (i), (j) and (k) above whether or not specifically called for by an applicable Terms Agreement.

III.

In further consideration of your agreements herein contained, the Company and the Guarantor covenant as follows:

(a)     During the period beginning with the Pricing Effective Time and ending on the later of the Settlement Date or such date as the Prospectus is no longer required by law to be delivered in connection with the offering or sale of the Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Company will furnish to you, upon written request, without charge, as many copies of any Permitted Free Writing Prospectus, any Company Supplemental Communication and the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)    During the Prospectus Delivery Period, before distributing any amendment or supplement to the Registration Statement or the Prospectus with respect to the Notes (other than amendments or supplements to change interest rates), the Company will furnish you and counsel for the Agents a copy of the proposed Prospectus, amendment or supplement for review, and will not distribute any such proposed Prospectus, amendment or supplement to which the Purchasing Agent reasonably objects.

(c)     If during the Prospectus Delivery Period, either (i) any event shall have occurred as a result of which the Prospectus or the Pricing Disclosure Material as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented in order to comply with applicable law, the Company will (A) notify the Purchasing Agent on behalf of the Agents to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, and will provide to you a copy thereof via electronic mail in “.pdf” format.

(d)     The Company and the Guarantor will arrange, if necessary, for the qualification or registration of the Notes for offer and sale under the state securities or “Blue Sky” laws of such U.S. jurisdictions as you may reasonably request and will maintain such qualification in effect for as long as may be necessary to complete the sale of the Notes pursuant to this Agreement; provided, however, that in connection therewith the Company and the Guarantor shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

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(e)     As soon as practicable, the Company will make generally available to its security holders and to you earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158(c) under the Securities Act) of the Registration Statement with respect to each sale of Notes.

(f)     If the applicable Terms Agreement provides for the listing of the applicable series or tranche of Notes on any stock exchange (each, a “Stock Exchange”), the Company will use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes to be accepted for listing on such Stock Exchange, in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange set forth in the applicable Terms Agreement, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

(g)     During the Prospectus Delivery Period, the Company will notify you promptly of (i) the occurrence of any event which could cause the Company to modify, withdraw or terminate the offering of the Notes, (ii) any proposal or requirement to amend or supplement the Pricing Disclosure Material or the Prospectus or any Company Supplemental Communications, (iii) the filing and effectiveness of any amendment or supplement (other than any amendment relating solely to securities other than the Notes) to the Registration Statement or Prospectus, (iv) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the offering of the Notes, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act, (vi) any litigation or administrative action or claim with respect to the offering of the Notes and (vii) any other information relating to the offering of the Notes which you may from time to time reasonably request.

(h)     The Company will (i) in respect of the Notes, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the Securities Act within the time periods specified therein, and (ii) take such steps as it deems necessary to ascertain promptly whether the Permitted Free Writing Prospectus transmitted for filing under Rule 433 of the Securities Act were received for filing by the Commission and, in the event that any was not, to promptly re-transmit for filing the relevant Permitted Free Writing Prospectus.

(i)     The Company has paid or will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(j)     Before making, preparing, using, authorizing, approving or referring to any Company Supplemental Communications, the Company will furnish to you and counsel for the Agents a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Purchasing Agent reasonably objects.

(k)     The Company will cooperate with the Agents and use commercially reasonable efforts to permit the Notes to be eligible for clearance, settlement and trading through the facilities of DTC in the United States.

(l)     The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under the caption “Use of Proceeds.”

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IV.

(a) You propose to solicit purchases of the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company so instructing, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint sub-agents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the prior consent of the Company. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Unless otherwise agreed between the Company and the Purchasing Agent, the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note sold as set forth in Exhibit F hereto (the “Concession”); provided, however, that the Concession shall not exceed the amounts set forth in the Prospectus. The Purchasing Agent and the other Agents will share the above-mentioned Concession in such proportions as they and the Company may agree.

Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. We may also issue Notes that bear a zero interest rate or are issued at a substantial discount from the principal amount payable at the Maturity Date (a “Zero-Coupon Note”). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. The actual purchase price paid by investors for any Note shall be determined by prevailing market prices at the time of purchase. Such purchase price shall be set forth in the confirmation statement of the member of the Selling Group (as defined in Exhibit G) responsible for such sale, and delivered to the purchaser along with a notice of availability (pursuant to Rule 172 of the Securities Act) or a copy of the Pricing Disclosure Material.

(b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit G (the “Procedures”), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement containing different Procedures. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

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(c) You are aware that other than registering the Notes under the Securities Act, and complying with any applicable state securities, or “Blue Sky,” laws, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you agree that you will only sell Notes in the United States and will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. Neither the Company nor any other Agent shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company or the other Agents. Subject to as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the sale of the Notes pursuant to this Agreement.

(d) The Company shall be responsible for the contents of its website insofar as it relates to the Notes, and represents, warrants and covenants that no material on such website will be considered a free writing prospectus as defined under Rule 405 of the Securities Act other than a Permitted Free Writing Prospectus and each Agent shall be responsible for the contents of its own website discussing the Notes and each Agent severally represents, warrants and covenants that no material on such website, other than written information provided by the Company, will be considered a free writing prospectus as defined under Rule 405 of the Securities Act other than a Permitted Free Writing Prospectus.

V.

Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a “Terms Agreement.” A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Terms Agreement shall not be effective, and the Agents agree that no contracts of sale may be entered into by the Agents in respect of a sale of Notes as described in this section, until the Company has made the Pricing Disclosure Material available to the Agents and the Pricing Effective Time occurs. The Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes, whether the Notes will be listed on any Stock Exchange, whether the Notes provide for a Survivor’s Option or for optional redemption by the Company and on what terms and

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conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the prior consent of the Company, you are not authorized to appoint sub-agents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company; provided, however, you may offer Notes you have purchased as principal to any dealer registered and in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) at a discount and unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer shall not, during the distribution of the Notes, be in excess of the discount to be received by you from the Purchasing Agent. Terms Agreements, each of which shall be substantially in the form of Exhibit H hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

VI.

The Company and the Guarantor, jointly and severally, represent and warrant to the Agents that as of the date of this Agreement (the “Commencement Date”), as of each date on which the Company accepts an offer to purchase Notes at the Pricing Effective Time, as of the date of the closing of each sale of Notes (the date of each such closing being referred to herein as a “Settlement Date”) and as of each date the Registration Statement or the Prospectus is amended or supplemented, that:

(a)	The Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Any further documents filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Material and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act.

(b)	The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Texas with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect.

(c)	the Company and the Guarantor have all requisite power and authority to execute, deliver and perform their obligations under this Agreement; the execution and delivery of, and the performance by the Company and the Guarantor of their obligations under this Agreement have been duly and validly authorized by the Company and the Guarantor.

(d)

The Notes will be in the form contemplated by the Indenture and will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Material; the Notes have been duly authorized by the Company and, when duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and when delivered to and paid for by the Agents in accordance with the terms hereof, will have been validly issued and delivered, will constitute valid and binding obligations of the Company, will be enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, all subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium

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and other laws relating to or affecting creditors’ rights generally and by general equitable principles; the Indenture conforms in all material respects to the description thereof contained in the Pricing Disclosure Material.

(e)	Neither the Company nor the Guarantor is and, after giving effect to any offering of Notes and the receipt of the proceeds therefrom, neither will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(f)	This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the obligations of the Company and the Guarantor thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(g)	The Indenture (i) has been duly authorized, executed and delivered by the Company and the Guarantor, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Company’s and the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and (ii) is qualified under the Trust Indenture Act.

(h)	The Guarantee will conform in all material respects to the description thereof contained in the Pricing Disclosure Material; the Guarantee has been duly and validly authorized by the Guarantor and when duly executed and delivered by the Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and upon delivery to the purchasers thereof against payment therefor, will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the qualification that the enforceability of the Guarantor’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(i)	As of the Commencement Date, the Registration Statement (including the documents incorporated by reference therein) did not, and at the Effective Time, the Registration Statement did not or will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(j)	As of the Commencement Date, the Prospectus did not, and on each Settlement Date, the Prospectus will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)	At the Pricing Effective Time with respect to a series or tranche of Notes, neither (i) the Pricing Disclosure Material nor (ii) any individual Company Supplemental Communication, when considered together with the Pricing Disclosure Material, will include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(l)	No Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) includes any information that conflicts in any material respect with the information contained in the Registration Statement and the Prospectus; notwithstanding the foregoing, the representations and warranties herein shall not apply to statements in or omissions from the Prospectus or any Issuer Free Writing Prospectus (i) made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by any Agent expressly for use in such Prospectus or Issuer Free Writing Prospectus, or (ii) any information contained in any “free writing prospectus” (as defined under Rule 405 of the Securities Act) (including any Issuer Free Writing Prospectus) prepared by or on behalf of any Agent(s), except to the extent such information has been accurately extracted from the Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of the Company, or otherwise provided in writing by the Company and included in such free writing prospectus prepared by or on behalf of any Agent(s).

(m)	The Registration Statement became effective with the Commission under the Securities Act upon filing.

(n)	(i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each Effective Time, (C) as of each Pricing Effective Time, and (D) at each Settlement Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, (ii) the Prospectus complied and will comply, at the time it was filed with the Commission, as of each Pricing Effective Time and as of the Settlement Date, in all material respects with the Securities Act and the rules and regulations thereunder and (iii) the Indenture at each Effective Time and at each Settlement Date will comply with the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(o)	(i) At the time of the filing of the Registration Statement; (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); (ii) at the time that the Company or, in connection with any underwritten offering of Notes, any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163; and (iv) at the date hereof, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(p)	(i) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or to which any of their respective properties, is subject, that are not disclosed in the Pricing Disclosure Material and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the sale of the Notes pursuant to this Agreement or the consummation of any other transactions contemplated by this Agreement and (ii) no stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company and the Guarantor, are contemplated or threatened by the Commission.

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(q)	Except as disclosed in the Pricing Disclosure Material, (i) subsequent to the date as of which such information is given in the Pricing Disclosure Material, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which would reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, and (ii) since the date of the latest audited financial statements included in the Pricing Disclosure Material there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Material, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r)	(i) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company or the Guarantee by the Guarantor; and (ii) there are no consents, waivers and amendments required under the terms of any existing Permitted Receivables Financing, any existing indebtedness of any Receivables Entity, any existing Bank Lines, any existing Residual Funding Facility or any existing Credit Enhancement Agreements (each, as defined in the Pricing Disclosure Material and the Prospectus) necessary to ensure that the execution and delivery of, and the performance of all of the transactions contemplated by, this Agreement, the Notes, the Guarantees and the Indenture (the Notes, the Guarantees and the Indenture are collectively called the “Operative Documents”) will not conflict with or constitute a breach of, or a default under, any existing Permitted Receivables Financing, any existing indebtedness of any Receivables Entity, any existing Bank Lines, any existing Residual Funding Facility or any existing Credit Enhancement Agreement.

(s)	Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or (iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except in the case of clause (i) with respect to the Subsidiaries (other than the Guarantor), clause (ii) and clause (iii) for any violations or defaults which, singly or in the aggregate would not have a Material Adverse Effect and except as may be disclosed in the Pricing Disclosure Material or the Prospectus.

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(t)	Neither the issuance nor the sale of the Notes pursuant to this Agreement, the execution, delivery or performance by the Company and the Guarantor of this Agreement or the Operative Documents, compliance by the Company and the Guarantor with the provisions hereof or thereof nor consummation by the Company and the Guarantor of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except, as of the date of this Agreement, such as may be required in compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or formation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement, indenture, lease or other instrument that is material to the Company and the Subsidiaries taken as a whole and to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

(u)	The Company and the Guarantor have not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

(v)	Deloitte & Touche LLP, which has certified the financial statements of the Company incorporated by reference in the Pricing Disclosure Material and to be incorporated by reference in the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable published rules and regulations adopted thereunder and by the Public Company Accounting Oversight Board at all times such independence was required.

(w)

The financial statements, together with the related notes forming part of the Pricing Disclosure Material, present fairly in all material respects the consolidated financial position, results of operations, shareholders’ equity and cash flows of the Company and the Subsidiaries on the basis stated in the Pricing Disclosure Material at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein, and meet the requirements of Regulation S-X under the Securities Act for registration statements on Form S-3; and the other financial and statistical information and data set forth in the Pricing Disclosure Material is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Material and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as

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applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Material and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Material fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)	Except as set forth in the Pricing Disclosure Material, the Company maintains (i) a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Trust Indenture Act, the rules and regulations of the Commission, and the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (collectively, the “Securities Laws”), and are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements, (ii) a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, which include controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and (iii) any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Prospectus and the Pricing Disclosure Material fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as set forth in the Exchange Act Reports, the Company has not publicly disclosed or reported to the Board, and within the next 60 days the Company does not reasonably expect to publicly disclose or report to the Board, a significant deficiency, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, or any violation of, or failure to comply with, the Securities Laws.

(y)	The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(z)

The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any

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related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)	None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority; and the Company (i) will not knowingly directly or indirectly use the proceeds of the offering of the Notes hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by the OFAC, the U.S. Department of State, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority and (ii) has instituted and maintains policies and procedures that the Company believes are reasonably designed to detect any such use set forth in the immediately preceding clause (i).

(bb)	Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company and the Guarantor, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”) or the U.K. Bribery Act 2010 (“UK Bribery Act”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its controlled affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and the UK Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc)	The Pricing Disclosure Material contains accurate summaries of all agreements, contracts, indentures, leases or other instruments that are material to the Company and the Subsidiaries taken as a whole or otherwise summarized therein. Neither the Company nor any of the Subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is threatened, which is reasonably likely to cause a Material Adverse Effect.

(dd)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

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(ee)	Each of the Company’s subsidiaries that constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X under the Securities Act as of the date of this Agreement is listed on Exhibit K (collectively, the “Subsidiaries”).

(ff)	Neither the Company nor any of the Subsidiaries owns capital stock of any material corporation or material entity (excluding interests in Receivables Entities (as defined in the Pricing Disclosure Material and the Prospectus)) other than the Subsidiaries and SAIC-GMAC Automotive Finance Company Limited. Each of the Subsidiaries is a corporation, trust, limited partnership or limited liability company duly incorporated or formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Material, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock or beneficial interests of each of the Subsidiaries that is a corporate entity, all of the limited partnership interests of each of the Subsidiaries that is a limited partnership and all of the membership interests in each of the Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares), and free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as set forth in the Pricing Disclosure Material and except for Permitted Liens, as defined in the Pricing Disclosure Material.

(gg)	Each of the Company and the Subsidiaries has good and indefeasible title to all property (real and personal) described in the Pricing Disclosure Material as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Pricing Disclosure Material and all the material property described in the Pricing Disclosure Material as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, in each case with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)	Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Pricing Disclosure Material, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed all their respective material obligations with respect to the Permits except to the extent that the failure to fulfill or perform such obligations would not have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Pricing Disclosure Material and except to the extent that any such revocation or termination would not have a Material Adverse Effect.

(ii)

Except as disclosed in the Pricing Disclosure Material, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, except where the failure to so file such returns or their failure to be true and correct in all material respects would not, individually or in the aggregate, have a Material

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Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes which were payable or any assessments with respect thereto, except where the default in such payment would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)	No holder of any security of the Company or any of the Subsidiaries has any right to request or demand registration of shares of common stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement. Except as described in or contemplated by the Pricing Disclosure Material and except for issuances to the Company’s parent, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of the Subsidiaries or any security convertible into or exchangeable or exercisable for capital stock of the Company or any of the Subsidiaries.

(kk)	The Company or General Motors Company (“GM”) and each of the Subsidiaries owns or possesses all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Pricing Disclosure Material as being owned by any of them or necessary for the conduct of the respective businesses of the Company and the Subsidiaries with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, GM and the Subsidiaries with respect to the foregoing that, if such claim or challenge were sustained, would have a Material Adverse Effect.

(ll)	The Company and the Subsidiaries have regular and ongoing regulatory compliance programs and procedures that the Company believes are adequate to ensure that all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, the Servicemembers Civil Relief Act and the Federal Trade Commission Act) with respect to receivables owned and/or serviced by the Company or its Subsidiaries have been complied with in all material respects; and to the Company’s knowledge, all such receivables comply with all such applicable legal and regulatory requirements, other than any non-compliance that is not material to the Company and the Subsidiaries taken as a whole.

(mm)	On and immediately after each Settlement Date, the Company (after giving effect to the issuance of any Notes on such date and any other transactions related thereto as described in each of the Pricing Disclosure Material and the Prospectus) will not be “insolvent,” as such term is defined in Title 11, U.S. Code, and in the debtor and creditor law of the State of New York.

(nn)	Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, as of each Pricing Effective Time and as of each Settlement Date, with the same effect as if made on each such date (except to the extent that a representation or warranty is by its terms made as of a specified date, in which case such representation shall be true and correct only on and as of such date).

The representations, warranties and covenants of the Company and the Guarantor shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes. The Company and the Guarantor acknowledge that the Agents and, for purposes of the opinions to be delivered to the Agents pursuant to Section II hereof, counsel for the Company and counsel for the Agents, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consent to such reliance.

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Each time the Registration Statement or Prospectus shall be amended by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing, or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under Section II(b), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of Deloitte & Touche LLP, independent public or certified accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by the Secretary or an Assistant Secretary of the Company, in substantially the form previously delivered under Section II(e); and (4) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (5) a written opinion, dated the date of such amendment, filing, or as otherwise agreed, of Davis Polk & Wardwell LLC, counsel to the Agents, in substantially the form previously delivered under Section II(d), but modified, as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date, provided, that the written opinion of Davis Polk & Wardwell LLC provided for in this item (5) shall not be delivered upon the filing of a Form 10-Q at any time following the date of this Agreement if during the quarterly period immediately preceding the scheduled delivery of such opinion (i) the Notes have been issued, (ii) each series or tranche of the Notes issued during such period have been rated by at least two nationally recognized statistical rating agencies (as defined in Section 3(a)(62) of the Exchange Act), and (iii) each series or tranche of the Notes issued during such period has received an investment grade rating from at least two such nationally recognized statistical rating agencies.

Except as otherwise agreed by the Company and specified in a Terms Agreement with respect to a particular offering of a series or tranche of Notes, each of the Agents, severally and not jointly, represents, warrants and covenants to the Company that:

(i) it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus, as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the Securities Act (including, for the avoidance of doubt, customary Bloomberg communication by the Agents to potential purchasers in connection with the preliminary pricing of a particular tranche of Notes (or such other Bloomberg communications by the Agents as may be approved in advance by the Company)); provided, that, if so specified in the Terms Agreement or the Company shall otherwise so notify the Agents in writing, the Agent will make no offer relating to the Notes that will constitute a free writing prospectus as defined in Rule 405 under the Securities Act, other than (A) a Permitted Free Writing Prospectus and (B) customary Bloomberg communication by the Agents to potential purchasers in connection with the preliminary pricing of a particular series or tranche of Notes (or such other Bloomberg communications by the Agents as may be approved in advance by the Company (and not required to be filed by the Company pursuant to Rule 433 under the Securities Act)), without the prior written consent of the Company. Any free writing prospectus or Permitted Free Writing Prospectus prepared by or on behalf of such Agent will only be used by such Agent if it complies in all material respects with the requirement of the Securities Act.

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(ii) this Agreement has been duly authorized and validly executed and delivered by such Agent.

(iii) the Agents shall solicit purchases or, if applicable make offers and sales, of the Notes only from such persons and in such manner as is contemplated by the Prospectus. Such solicitation of purchases, offers, and sales, of the Notes will be made only by the Agents or affiliates thereof qualified to do so in the jurisdictions in which such solicitations of purchases, offers or sales are made. Each of the Agents have and will comply with the applicable laws and regulations in each jurisdiction in which it solicits, offers, sells or delivers Notes or distributes any Prospectus or Pricing Disclosure Material.

(iv) each of the Agents will deliver to each subsequent purchaser who buys Notes directly from an Agent or an affiliate of an Agent, in connection with their original placement of the Notes, a copy of the Pricing Disclosure Material and the Prospectus, as amended and supplemented at the date of such delivery; and will not form contracts for sale with any prospective investor prior to the delivery to such prospective investor of the final Pricing Disclosure Material; provided that the delivery obligations under this paragraph (iv) shall be deemed to be satisfied if the Pricing Disclosure Material and Prospectus are at such time filed with the Commission and available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

VII.

(a)    The Company and the Guarantor will jointly and severally indemnify and hold harmless each Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, including information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of material fact contained in the Pricing Disclosure Material or the Prospectus and any amendment or supplement thereto, and in each case including the Exchange Act Reports incorporated by reference therein, any Issuer Free Writing Communication, or any Company Supplemental Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section III(d) of this Agreement, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Agent through the Purchasing Agent specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

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(b)    Each Agent (including the Purchasing Agent) will severally and not jointly indemnify and hold harmless the Company, the Guarantor and each of their directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, in each case as amended or supplemented, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent through the Purchasing Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Agent consists of the following information in the Prospectus furnished on behalf of each Agent: the third sentence in the seventh paragraph and the third, fifth and sixth sentences in the eighth paragraph under the caption “Plan of Distribution” in the Prospectus; provided, however, that the Agents shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section III(d) of this Agreement.

(c)    Promptly after receipt by an indemnified party under this Section VII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party having been advised by counsel reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party in connection with the defense of such action within a reasonable time after receipt by the indemnifying party of notice of the institution of such action or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section VII for any legal or other expenses subsequently incurred by such indemnified party in

20

connection with the defense thereof other than reasonable costs of investigation, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Agents in the case of subsection (a) of this Section VII or the Company in the case of subsection (b) of this Section VII, representing the indemnified parties under such subsection (a) or (b) of this Section VII, as the case may be, who are parties to such action or actions). The indemnifying party shall not be liable for any settlement of any pending or threatened action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section VII is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity, to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total concessions and commissions received by such Agent with respect to the Solicitation, offering or sale of the Notes exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

21

(e)    The obligations of the Company and the Guarantor under this Section VII shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act; and the obligations of the Agents under this Section VII shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

VIII.

Except as provided in Section V hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

IX.

This Agreement may be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. Termination of this Agreement by the Company may be with respect to all or less than all the Agents. If the Company terminates this Agreement with respect to less than all the Agents, the Selling Agent Agreement shall remain in force for all remaining Agents. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

The Agents party to a Terms Agreement may terminate such Terms Agreement (upon consultation with the Company) by notice to the Company, at any time prior to the time on the applicable Settlement Date at which payment would otherwise be due under this Agreement to the Company if, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, there has occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which in the judgment of the Agents is material and adverse to the Company and its subsidiaries taken as one enterprise and makes it impractical or inadvisable to proceed with completion of the offering, sale or delivery of the Notes as contemplated in such Terms Agreement; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material and adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Agents, be likely to have a material adverse effect on the success of the proposed offering, sale or delivery of the Notes; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or

22

New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Agents, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering, sale or delivery of the Notes. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any Terms Agreement shall not require termination of this Agreement.

If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VII, Section XI, Section XII and Section XIV shall survive; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III, Section IV(b) and Section V shall also survive until time of delivery.

X.

All communications hereunder will be in writing and, if sent to the Agents will be mailed, delivered or telegraphed and confirmed to the Agents, c/o Incapital LLC, 200 South Wacker Drive, Chicago, Illinois 60606, Attention: Brian Walker (Facsimile: (312) 379-3701), with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, Attention: Richard A. Drucker, Esq. (Facsimile: (212)-450-5527); or, if sent to the Company or any Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 801 Cherry Street Suite 3500, Fort Worth, Texas 76102, Attention: Secretary, with a copy to Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas Texas 75202, Attention: L. Steven Leshin, Esq. (Facsimile: (214) 468-3599).

XI.

This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement. Each party also irrevocably waives to the fullest extent permitted by applicable law any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

XII.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

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XIII.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

XIV.

The payment of expenses in connection with this Agreement shall be set forth in a separate agreement among the Company and the Purchasing Agent.

XV.

The Company and each Agent acknowledge and agree that, except to the extent expressly set forth herein, each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Each Agent represents and warrants to the Company that, except as previously disclosed in writing to the Company, neither the Agent nor any affiliate thereof, to the best of their respective knowledge, has any current arrangement with any third party which would permit such Agent or any such affiliate to benefit financially, directly or indirectly, from the Agent’s participation in the determination of the terms of the offering, including the pricing of the Notes. Additionally, each Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of its capital markets, investment banking or related business may be transferred following the date of this Agreement.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:
Name:	Susan B. Sheffield
Title:	Executive Vice President and Treasurer

AMERICREDIT FINANCIAL SERVICES, INC.

By:
Name:	Susan B. Sheffield
Title:	Executive Vice President and Treasurer

Confirmed and accepted as of the date first above written:

INCAPITAL LLC, as Purchasing Agent

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED
as Agent

By:
Name:
Title:

MORGAN STANLEY & CO. LLC as Agent

By:
Name:
Title:

RBC CAPITAL MARKETS, LLC as Agent

By:
Name:
Title:

WELLS FARGO CLEARING SERVICES, LLC as Agent

By:
Name:
Title:

EXHIBIT F

GENERAL MOTORS FINANCIAL TERM NOTES

GENERAL MOTORS FINANCIAL COMPANY, INC.

SELLING AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.300%
18 months to less than 24 months	0.425%
24 months to less than 30 months	0.550%
30 months to less than 42 months	0.825%
42 months to less than 54 months	0.950%
54 months to less than 66 months	1.250%
66 months to less than 78 months	1.350%
78 months to less than 90 months	1.450%
90 months to less than 102 months	1.550%
102 months to less than 114 months	1.650%
114 months to less than 126 months	1.800%
126 months to less than 138 months	1.900%
138 months to less than 150 months	2.000%
150 months to less than 162 months	2.150%
162 months to less than 174 months	2.300%
174 months to less than 186 months	2.500%
186 months to less than 198 months	2.600%
198 months to less than 210 months	2.700%
210 months to less than 222 months	2.800%
222 months to less than 234 months	2.900%
234 months to less than 360 months	3.000%
360 months	3.150%

EXHIBIT G

GENERAL MOTORS FINANCIAL COMPANY, INC.

$6,000,000,000*

GENERAL MOTORS FINANCIAL TERM NOTES

DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

ADMINISTRATIVE PROCEDURES

General Motors Financial Term Notes Due from Nine Months to Thirty Years from Date of Issue (the “Notes”) are offered on a continuing basis by General Motors Financial Company, Inc. (the “Company”). The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Clearing Services, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company, AmeriCredit Financial Services, Inc., as guarantor (the “Guarantor”) and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit H or such other form as may be agreed upon by the Company and the Purchasing Agent (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers” and, together with the Agents, the “Selling Group”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit J. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will be unsecured and unsubordinated debt and have been registered with the Securities and Exchange Commission (the “Commission”). U.S. Bank National Association is the trustee (the “Trustee”) under an indenture dated as of June 21, 2017, as may be amended and supplemented from time to time, among the Company, the Guarantor, and the Trustee (the “Indenture”), covering the Notes. Pursuant to the terms of the Indenture, the Trustee also will serve as the authenticating agent, issuing agent and paying agent.

Each series of Notes will be issued in book-entry only form and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as custodian for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each series of Notes will have the annual interest rate (which may be fixed or floating), maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement), which will be substantially in the applicable form attached as Exhibit I. Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities and accountable document control and record-keeping responsibilities will be performed by the Company, which will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein or as otherwise agreed upon by the Company, the Purchasing Agent and the Trustee, as applicable. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement, the Prospectus, the applicable Pricing Disclosure Material or the applicable Pricing Supplement (the applicable Pricing Supplement and the Prospectus are collectively referred to herein as the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement, the applicable Pricing Disclosure Material and the applicable Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings

*

$6,000,000,000 represents an indicative amount. The Company has registered an indeterminate amount of securities pursuant to a shelf registration statement on Form S-3 (File No. 333-[●]) and issuances pursuant to such shelf registration statement may, in the aggregate, exceed $6,000,000,000.

ascribed thereto in the Selling Agent Agreement, the applicable Prospectus in the form most recently filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), the applicable Global Note (as defined below) or the Indenture.

Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated January 31, 1991, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.”

Maturities:	Each Note will mature on a date (the “Maturity Date”) that is from nine months to thirty years from the original issue date for such Note, as specified in the applicable Pricing Supplement. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment (including exercise of a Survivor’s Option) or otherwise.

Issuance:

All Fixed Rate Notes having the same terms (collectively, the “Fixed Rate Terms”) will be represented initially by a single Global Note in fully registered form without coupons (the “Global Fixed Rate Note”).

All Floating Rate Notes which have the same terms (collectively, the “Floating Rate Terms”) will be represented initially by a single Global Note in fully registered form without coupons (the “Global Floating Rate Note” and, together with the Global Fixed Rate Note, the “Global Notes”).

Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an Issue Date, which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date (which will be the Settlement Date for the Notes represented by such Global Note) and (ii) with respect to any Global Note (or portion thereof) issued subsequently upon exchange of a Global Note or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note or Notes), regardless of the date of authentication of such subsequently issued Global Note.

Identification:	The Purchasing Agent, on behalf of the Company, has received from the CUSIP Service Bureau (the CUSIP Service Bureau”) of Standard & Poor’s, a division of S&P Global Inc. (“S&P”), one series of CUSIP numbers for future assignment to the Global Notes. The Purchasing Agent, on behalf of the Company, will provide or has provided DTC and the Trustee with a list of such CUSIP numbers. On behalf of the

Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to the Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to the Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, the Global Notes will be in fully registered form only without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of beneficial ownership interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of such beneficial interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be, (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:

Unless otherwise specified in the applicable Pricing Supplement, Notes will be denominated in U.S. dollars and issued in denominations of $1,000 or more (and in multiples of $1,000 in excess of $1,000).

Global Notes will be denominated in principal or face amounts not in excess of $500,000,000. If one or more Notes having an aggregate principal or face amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $500,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:

General. Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity.

The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Each Note will bear interest from, and including, its Issue Date at the rate set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note.

Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is redeemed or repaid prior to Maturity). Interest will be payable to the person in whose name a beneficial interest in a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable. Unless otherwise specified below or in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for each Note will be as follows:

(a) for monthly interest payments, the twentieth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued;

(b) for quarterly interest payments, the twentieth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued;

(c) for semi-annual interest payments, the twentieth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued; and

(d) for annual interest payments, the first day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date in respect of such annual interest payments shall be the date that is fifteen calendar days prior to such Interest Payment Date, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

If any payment of principal, premium, if any, interest or other amount payable required to be made on a Fixed Rate Note on a day which is not a Business Day, the payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the amount payable on that next Business Day for the period from and after the interest payment date or the maturity date, as the case may be.

If any payment of principal, and premium, if any, interest or other amount payable required to be made on a Floating Rate Note on a day which is not a Business Day, the payment will be made on the next succeeding Business Day. However, in the case of a Floating Rate Note that is based on the London interbank offered note (“LIBOR”), if an applicable Interest Payment Date is not a Business Day and the next succeeding Business Day occurs in the next calendar month, then the Interest Payment Date shall be the immediately preceding Business Day. For any Floating Rate Notes, unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date (other than the Interest Payment Date falling on the Maturity Date) falls on a day that is not a Business Day, the interest periods and interest reset dates will be adjusted accordingly to calculate the amount of interest payable on the applicable series or tranche of Floating Rate Notes.

In the case of a Global Note issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Calculation of Interest:

Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

The interest rates on Floating Rate Notes will be determined as set forth in the form of Notes (substantially as described in the Prospectus and the applicable Pricing Supplement). The interest on Floating Rate Notes will be calculated as specified in the applicable Pricing Supplement.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York, (2) not a day on which banking institutions in that city are authorized or required by law or regulation to be closed and (3) with respect to a Floating Rate Note based on LIBOR, a London Banking Day. A “London Banking Day” means any day in which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Payments of Principal and Interest:

Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number, the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by the S&P. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.”

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by wire transfer to U.S. Bank National Association, or as otherwise agreed with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, of each payment of interest, principal and premium, if any, due on a Global Note on such Maturity Date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by DTC, the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:	The Company and the Purchasing Agent will discuss, from time to time, the aggregate principal amounts, the maturities, the redemption and repayment provisions and the Issue Price of and the interest rates (or interest rate formulas and spreads, if applicable) to be borne by the Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates (or interest rate formulas and spreads, if applicable) borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest terms to be referred to herein as “Posting”) or if the Company decides to change interest rates (or interest rate formulas and spreads, if applicable) previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest terms to be posted. The Purchasing Agent in turn will advise the Selling Group. The Purchasing Agent will assign a separate CUSIP number for each series or tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by fax or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Selling Group. For the avoidance of doubt, the Company will, in its sole discretion, determine whether a Posting will be made and which terms will be included in such Posting.

Offering of Notes:	In the event that there is a Posting, the Purchasing Agent will communicate to the Selling Group the aggregate principal amounts, the maturities, the redemption and repayment provisions and the Issue Price of and the interest rates (or interest rate formulas and spreads, if applicable) to be borne by, each series or tranche of Notes that is the subject of the Posting. Upon request by a member of the Selling Group, the Company shall furnish copies of the Prospectus (including any preliminary Pricing Supplement) to such member of the Selling Group for delivery in connection with soliciting orders. The Company shall file such preliminary Pricing Supplement with the Commission not later than the close of business on the date of Posting in accordance with Rule 424(b) under the Securities Act (or as soon as practicable in accordance with the Selling Agent Agreement). Thereafter, the Purchasing Agent, along with the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh calendar day subsequent to the day on which such Posting occurs, or if such seventh calendar day is not a Business Day, on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Purchasing Agent (any such day, a “Trade Date”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each series or tranche of Notes that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular series or tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone, email or facsimile of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than the minimum denomination of $1,000 in principal of the Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular series or tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the Selling Group of the action taken by the Company.

Preparation of Pricing Supplement:	If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit I or such other form as may be agreed upon by the Company and the Purchasing Agent) reflecting the terms of such Note and will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Securities Act. The parties acknowledge that pricing and price-dependent information may, of necessity, appear only in the final Pricing Supplement and not in any preliminary pricing supplement. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee on the applicable Trade Date.

The Purchasing Agent shall send such Pricing Supplement and the Prospectus, by email, telecopy or overnight express delivery (for delivery by the close of business on the applicable Trade Date, but in no event later than 11:00 a.m., New York City time, on the Business Day following the applicable Trade Date), or shall give notification that such documents have been filed with the Commission to each Agent and Selected Dealer that made or presented the offer to purchase the applicable Notes.

In turn, each Selling Group member will, pursuant to the terms of the applicable Selling Agent Agreement and the Master Selected Dealer Agreement, deliver to each purchaser a notice of availability (pursuant to Rule 172 of the Securities Act) or cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer or otherwise comply with the requirements for Rule 173(a) under the Securities Act.

In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to the Prospectus prior to their use.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	Subject to “Suspension of Solicitation; Amendment or Supplement” below and unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the 1933 Act, if available, the Agents or Selected Dealers will deliver a Prospectus and final Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company. In addition, unless the Agent or Selected Dealer complies with the requirements of Rule 173(a) under the 1933 Act, if available, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the final Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:	The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Notes. All orders accepted by the Company will be settled within three (3) Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the Purchasing Agent agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details (including the Settlement Procedures timetable), if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows (Settlement Procedures “A” through “M”):

	A.	After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will prepare and deliver to the Company the Terms Agreement containing the following details of the terms, as applicable, of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means (including electronic mail):

		1.	Issue Price and principal amount of the purchase;

		2.	If a Fixed Rate Note:

			(i)	the Interest Rate,

			(ii)	the Interest Payment Dates,

			(iii)	the Regular Record Dates, and

			(iv)	Day Count Basis;

		3.	If a Floating Rate Note, such of the following as are applicable:

			(i)	Base Interest Rate,

			(ii)	Index Maturity,

			(iii)	Spread and/or Spread Multiplier,

			(iv)	Maximum Interest Rate,

			(v)	Minimum Interest Rate,

			(vi)	Initial Interest Rate,

			(vii)	Interest Rate Period,

			(viii)	Interest Rate Reset Dates,

			(ix)	Calculation Dates,

			(x)	Interest Calculation Dates,

			(xi)	Interest Payment Dates,

			(xii)	Regular Record Dates,

			(xiii)	Calculation Agent,

(xiv) Day Count Basis,

(xv) Underlying index, credit or formula, and

(xvi) Whether the Notes will be convertible or exchangeable and, if so, the terms of such conversion or exchange;

4.	Price to Public;

5.	Trade Date and original Issue Date;

6.	Settlement Date;

7.	Interest Payment Frequency;

8.	Maturity Date;

9.	Purchasing Agent’s concession determined pursuant to Section IV(a) of the Selling Agent Agreement;

10.	Net proceeds to the Company;

11.	Trade Date;

12.	If a Note is redeemable by the Company or repayable by the Notes holder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed / repaid (the “Redemption / Repayment Commencement Date”),

(ii) Initial redemption / repayment price (% of par),

(iii) Amount (% of par) that the initial redemption / repayment price shall decline (but not below par) on each anniversary of the Redemption / Repayment Commencement Date, and

(vi) Any other material terms relating to redemption/repayment;

13.	Whether the Note has the Survivor’s Option;

14.	Whether the Note is issued with original issue discount and, if so, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

15.	The CUSIP number;

16.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note;

17.	Such other terms as are necessary to complete the applicable form of Note;

18.	If the Note is to be listed on a stock exchange, the name of such exchange; and

	19.	Such other terms as are necessary to complete the applicable form of Note.

B.	The Company will confirm the previously assigned CUSIP number to the Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company. The Company will prepare a final Pricing Supplement and deliver copies to the Agents and the Trustee by electronic mail.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1	The information received in accordance with Settlement Procedure “A.”

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

	3.	Identification as a Fixed Rate Note or a Floating Rate Note.

	4	The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) and in the case of Floating Rate Notes which reset daily or weekly, the date five (5) calendar days preceding such Initial Interest Payment Date, and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

	4.	The CUSIP number of the Global Note representing such Notes.

	5.	The frequency of interest.

	6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

Each pending deposit message will additionally be routed to S&P, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by S&P.

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.	The Company will complete and deliver a Global Note representing such Note in a form established in the Indenture dated on or about June 21, 2017 to the Trustee.

F.	The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.	The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s concession. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.	The Purchasing Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.	The Trustee will credit or wire to an account of the Company specified from time to time by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G.”

K.	Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a notice stating that such sale was made pursuant to a registration statement, not later than two (2) Business Days after the Settlement Date.

L.	The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.	The Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	12:00 p.m. on the Trade Date.
B	4:00 p.m. on the Trade Date.
C	2:00 p.m. on the Business Day immediately preceding the Settlement Date.
D	10:00 a.m. on the Settlement Date.
E	11:00 a.m. on the Settlement Date.
F	11:30 a.m. on the Settlement Date.
G-H	12:00 p.m. on the Settlement Date.
I	3:30 p.m. on the Settlement Date.
J-L	4:00 p.m. on the Settlement Date.
M	Weekly or at the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented, or, in lieu thereof, a notice to the effect that the sale was made pursuant to a registration statement or in a transaction in which a Prospectus would have been required to have been delivered in the absence of Rule 172 under the Securities Act, must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure “G,” the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains

Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau’s procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H,” respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by any Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse (without duplication) the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E,” for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:	Each time a decision has been reached to change rates, the Company will promptly advise the Purchasing Agent of the new rates, who will forthwith advise the Selling Group and will suspend solicitation of purchases of Notes at the prior rates. The Purchasing Agent may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus (including the final Pricing Supplement) as in effect at the time of the suspension (or the notice provided for in Rule 173(a) under the Securities Act, if available) may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (including the final Pricing Supplement) (or the notice provided for in Rule 173(a) under the Securities Act, if available) may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement or the Indenture, as the case may be. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to any of the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose in advance.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation of offers to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent unless otherwise agreed to by the Company.

EXHIBIT H

GENERAL MOTORS FINANCIAL COMPANY, INC.

General Motors Financial Term Notes

TERMS AGREEMENT

            , 201

General Motors Financial Company, Inc.

801 Cherry Street Suite 3500

Fort Worth, Texas 76102

Attention: [Secretary]

The undersigned agrees to purchase [as Principal] [as Agent] the following aggregate principal amount of Notes: $

The terms of such Notes shall be as follows:

Trade Date:

Settlement Date, Time, Place:

Issue Date:

CUSIP Number:

Maturity Date:

Price to Public:

Net Proceeds to Company:

Agent’s Concession:     %

Settlement Date, Time

            and Place:

If Fixed Rate Note:

            Interest Rate:     %

            Maturity Date:

            Interest Payment Dates:

            Regular Record Date:

If Floating Rate Note:

            Base Interest Rate:     %

            Index Maturity:

            Spread and/or Spread Multiplier:     %

            Maximum Interest Rate:     %

            Minimum Interest Rate:     %

            Initial Interest Rate:     %

            Interest Rate Reset Period:

            Interest Rate Reset Dates:

            Interest Calculation Dates:

            Interest Payment Dates:

            Regular Record Dates:

            Calculation Agent:

Interest Payment Frequency:

Stock Exchange Listing:

Survivor’s Option:

Optional Redemption / Repayment provisions, if any:

            Initial Redemption Date:

Redemption Price: Initially     % of Principal Amount and declining by     % of the Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.

[Any other terms and conditions agreed

to by such Agent and the Company]

INCAPITAL LLC

By:
Title:

ACCEPTED: GENERAL MOTORS FINANCIAL COMPANY, INC.

By:
Title:

AMERICREDIT FINANCIAL SERVICES, INC.

By:
Title:

EXHIBIT I

Form of Pricing Supplement

General Motors Financial Term Notes

Filed under Rule 424(b)(2), Registration Statement No. [xxx-xxxxxx]
Pricing Supplement No. xx - Dated [ ] (To: Prospectus Dated June 21, 2017)

CUSIP Number	Selling Price	Gross Concession	Net Proceeds	Principal Amount	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor’s Option	Product Ranking	Guarantor

Redemption Information:

Trade Date:	General Motors Financial Company, Inc.
Settlement Date:	GM Financial Term Notes
Minimum Denomination/Increments:	$6,000,000,000
Initial trades settle flat and clear SDFS: DTC Book Entry only	Prospectus Dated: June 21, 2017

Purchasing Agent: Incapital LLC
Agents: BofA Merrill Lynch, Morgan Stanley, RBC Capital Markets, Wells Fargo Advisors

Dealers purchasing Notes on an agency basis for client accounts shall purchase Notes at the public offering price. Notes sold by the Selected Dealers for their own account may be sold at the public offering price less a discount as specified above. Notes purchased by the Selected Dealers on behalf of level fee accounts may be sold to such accounts at the discount to the public offering price specified above, in which case, such Selected Dealers will not retain any portion of the sales price as compensation.

EXHIBIT J

Representative Form of Master Selected Dealer Agreement

[Name of Broker-Dealer]

[Broker-Dealer’s Address]

Dear Selected Dealer:

In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

1.    Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

2.    Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof, Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering

Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

3.    Offering Materials and Arrangements.

(a)    Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(b)    Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

(c)    Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price,” the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

(d)    Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

4.    Representations, Warranties and Agreements.

(a)    FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the FINRA, (ii) a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted or Municipal Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a “Bank”). You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of FINRA Rule 5141, subject to the provisions of FINRA Rule 5130, and (b) with NASD Rule 2420 (and any successor FINRA Rule) as that section applies to a non-FINRA member broker or dealer in a foreign country.

You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

(b)    Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

(c)    Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

(d)    Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

(e)    U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

(f)    Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

(g)    Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

(h)    Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

(i)    Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

(j)    New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

5.    Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

6.    Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

7.    Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

8.    Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

9.    Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

10.    Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

INCAPITAL LLC

By:
Name:
Title:

CONFIRMED: , 2017

(NAME OF BROKER-DEALER)

By:
Name:
Title:

EXHIBIT K

Subsidiaries (as of the date of this Agreement)

AmeriCredit Financial Services, Inc.

ACF Investment Corp.

GMF International LLC

GMF Global Assignment LLC

GM Financial Holdings LLC

GM Financial Consumer Discount Company

AmeriCredit Consumer Loan Company, Inc.

APGO Trust

ACAR Leasing Ltd.

Maven Leasing Ltd.

AFS SenSub Corp.

AmeriCredit Funding Corp. XI

AmeriCredit Syndicated Warehouse Trust

GMF Funding Corp.

GMF Leasing LLC

GMF Leasing Warehouse Trust

GMF Leasing Warehouse Trust 2016-A

GMF Leasing Warehouse Trust 2016-B

GMF Wholesale Receivables LLC

GMF Floorplan Owner Revolving Trust

General Motors Financial of Canada, Ltd.

GM Financial Canada Leasing Ltd.

AmeriCredit Automobile Receivables Trust 2013-1

AmeriCredit Automobile Receivables Trust 2013-2

AmeriCredit Automobile Receivables Trust 2013-3

AmeriCredit Automobile Receivables Trust 2013-4

AmeriCredit Automobile Receivables Trust 2013-5

AmeriCredit Automobile Receivables Trust 2014-1

AmeriCredit Automobile Receivables Trust 2014-2

AmeriCredit Automobile Receivables Trust 2014-3

AmeriCredit Automobile Receivables Trust 2014-4

AmeriCredit Automobile Receivables Trust 2015-1

AmeriCredit Automobile Receivables Trust 2015-2

AmeriCredit Automobile Receivables Trust 2015-3

AmeriCredit Automobile Receivables Trust 2015-4

AmeriCredit Automobile Receivables Trust 2015-5

AmeriCredit Automobile Receivables Trust 2016-1

AmeriCredit Automobile Receivables Trust 2016-2

AmeriCredit Automobile Receivables Trust 2016-3

AmeriCredit Automobile Receivables Trust 2016-4

AmeriCredit Automobile Receivables Trust 2017-1

AmeriCredit Automobile Receivables Trust 2017-2

GM Financial Automobile Receivables Trust 2014-PP1

GM Financial Automobile Leasing Trust 2014-PP1

GM Financial Automobile Leasing Trust 2015-PP1

GM Financial Automobile Leasing Trust 2015-PP2

GM Financial Automobile Leasing Trust 2015-PP3

GM Financial Automobile Leasing Trust 2015-PP4

GM Financial Automobile Leasing Trust 2015-PP5

GM Financial Automobile Leasing Trust 2016-PP1

GM Financial Automobile Leasing Trust 2016-PP2

GM Financial Automobile Leasing Trust 2016-PP3

GM Financial Automobile Leasing Trust 2016-PP4

GM Financial Automobile Leasing Trust 2016-PP5

GM Financial Automobile Leasing Trust 2016-PP6

GM Financial Automobile Leasing Trust 2016-PP7

GM Financial Automobile Leasing Trust 2017-PP1

GM Financial Automobile Leasing Trust 2017-PP2

GM Financial Automobile Leasing Trust 2017-PP3

GM Financial Automobile Leasing Trust 2017-PP4

GM Financial Automobile Leasing Trust 2015-1

GM Financial Automobile Leasing Trust 2015-2

GM Financial Automobile Leasing Trust 2015-3

GM Financial Automobile Leasing Trust 2016-1

GM Financial Automobile Leasing Trust 2016-2

GM Financial Automobile Leasing Trust 2016-3

GM Financial Automobile Leasing Trust 2017-1

GM Financial Automobile Leasing Trust 2017-2

GMF Prime Automobile Trust 2015-PP1

GMF Prime Automobile Trust 2016-PP1

GMF Prime Automobile Trust 2016-PP2

GMF Prime Automobile Trust 2016-PP3

GMF Prime Automobile Trust 2017-PP1

GMF Prime Automobile Trust 2017-PP2

GM Financial Consumer Automobile Receivables Trust 2017-1

GM Financial Consumer Automobile Receivables Trust 2017-2

GMF Prime Automobile Warehouse Trust I

GMF Prime Automobile Warehouse Trust II

GMF Prime Automobile Warehouse Trust III

GMF Prime Automobile Warehouse Trust IV

GMF Prime Automobile Warehouse Trust V

GMF Prime Automobile Warehouse Trust VI

GMF Prime Automobile Warehouse Trust VII

GMF Prime Automobile Warehouse Trust VIII

GMF Prime Automobile Warehouse Trust IX

GMF Prime Automobile Warehouse Trust X

GMF Prime Automobile Warehouse Trust XI

General Motors Investments Participações Ltda.

Banco GMAC S.A.

GMACI Corretora de Seguros Ltda.

GMAC Administradora de Consórcios Ltda.

GMAC Holdings UK Limited

GMAC UK plc

General Motors Financial Suisse SA

GM Financial AB

General Motors Financial International B.V.

GMAC Lease B.V.

GMAC Nederland N.V.

GMAC Continental Corporation

General Motors Financial Italia SpA

GMF Europe Holdco Limited

GM Financial Insurance Services GmbH

GMF Europe LLP

General Motors Financial UK Limited

Saab Finance Limited

K-2